Exhibit 99.1

Constellation Merger Sub Inc. announces successful receipt of requisite consents relating to 8.25% Senior Notes due 2023 of ClubCorp Club Operations, Inc.; Extends Early Tender Date to August 9, 2017 and Expiration Date to September 15, 2017

New York, NY, August 7, 2017– Constellation Merger Sub Inc. (the “Offeror”), an affiliate of certain investment funds managed by affiliates of Apollo Global Management, LLC, announced that ClubCorp Club Operations, Inc. (“ClubCorp Operations”) has received the requisite consents to amend certain terms of the indenture governing ClubCorp Operations’ 8.25% Senior Notes due 2023 (the “Notes”) in connection with the previously announced Tender Offer and Consent Solicitation (each as defined below). The amendments, which will not become operative until the tendered Notes are accepted for purchase by the Offeror, will amend the indenture governing the Notes to eliminate or modify substantially all of the restrictive covenants relating to ClubCorp Operations and its subsidiaries, certain reporting obligations, certain events of default and related provisions.
The Offeror also has extended the Early Tender Date (as defined in the Offer to Purchase and Consent Solicitation Statement (as defined below)) to 5:00 p.m., New York City time, on August 9, 2017 (unless further extended or earlier terminated), with holders tendering their Notes and delivering their consents prior to such time being eligible to receive the Total Consideration (as defined in the Offer to Purchase and Consent Solicitation Statement), which includes the Early Participation Premium (as defined in the Offer to Purchase and Consent Solicitation Statement) of $30.00 per $1,000 principal amount of the Notes, on the Settlement Date (as defined in the Offer to Purchase and Consent Solicitation Statement). However, the Offeror has not extended the Withdrawal Deadline (as defined in the Offer to Purchase and Consent Solicitation Statement), and any Notes previously tendered or tendered at a future time may no longer be withdrawn (except as required by law).
Additionally, the Offeror has extended the Price Determination Date (as defined in the Offer to Purchase and Consent Solicitation Statement) to 11:00 a.m., New York City time, on September 13, 2017 (unless further extended or earlier terminated) and the Expiration Date (as defined in the Offer to Purchase and Consent Solicitation Statement) to 11:00 a.m., New York City time, on September 15, 2017 (unless further extended or earlier terminated). Notes tendered after the Early Tender Date will only be eligible to receive the Tender Consideration (as defined in the Offer to Purchase and Consent Solicitation Statement).
As previously announced, on July 25, 2017, the Offeror commenced the tender offer to purchase for cash any and all of ClubCorp Operations’ outstanding $350,000,000 aggregate principal amount of Notes (the “Tender Offer”). In connection with the Tender Offer, the consent of the holders of the Notes to the amendments described above (the “Consent Solicitation”) also was solicited.
The Tender Offer and Consent Solicitation are subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated July 25, 2017, relating thereto (the “Offer to Purchase and Consent Solicitation Statement”).
As of 5:00 p.m., New York City time, on August 7, 2017, the Offeror has been advised by Global Bondholder Services Corporation, as the tender agent and information agent for the Tender Offer and Consent Solicitation, that Notes were validly tendered and not withdrawn, and consents were delivered and not revoked, in respect of $345,684,000 in aggregate principal amount, or approximately 98.77%, of the outstanding $350,000,000 aggregate principal amount of Notes. As a result the requisite consent of noteholders was obtained, and ClubCorp Operations and Wilmington Trust, National Association, as trustee under the indenture governing the Notes, entered into the supplemental indenture described in the Offer to Purchase and Consent Solicitation Statement. The supplemental indenture became effective

Exhibit 99.1

upon execution thereof, but the amendments to the indenture governing the Notes to eliminate or modify substantially all of the restrictive covenants relating to ClubCorp Operations and its subsidiaries, certain reporting obligations, certain events of default and related provisions will not become operative until the tendered Notes are accepted for purchase by the Offeror.
The Tender Offer and Consent Solicitation are being conducted in connection with the previously announced merger agreement, pursuant to which, among other things, Constellation Club Parent, Inc., the parent of the Offeror, has agreed to acquire ClubCorp Holdings, Inc., the parent of ClubCorp Operations (the “Acquisition”). The Offeror’s obligation to accept and pay for the Notes is conditioned upon, among other things, the substantially concurrent closing of the Acquisition.
RBC Capital Markets, LLC is acting as dealer manager and solicitation agent (the “Dealer Manager”) and Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are acting as co-dealer managers and co-solicitation agents (together with the Dealer Manager, the “Dealer Managers”) for the Tender Offer and Consent Solicitation. Global Bondholder Services Corporation is acting as the tender agent and information agent for the Tender Offer and Consent Solicitation.
Requests for documentation may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-3900 (for all others).
Questions or requests for assistance in relation to the Tender Offer and Consent Solicitation may be directed to the Dealer Manager at (877) 381-2099 (toll free) or (212) 618-7822 (collect).
This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes. The Tender Offer and the Consent Solicitation are being made solely pursuant to the Offer to Purchase and Consent Solicitation Statement and related documents. The Tender Offer and Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer and Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of the Offeror by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
About Apollo
Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, St. Louis, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management of approximately $232 billion as of June 30, 2017 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable federal securities laws. The forward-looking statements include, without limitation, statements concerning the Tender Offer and Consent Solicitation. Forward-looking statements involve risks and uncertainties, including but not limited to economic, competitive, and technological factors outside the Offeror’s or ClubCorp’s control that may cause actual results to differ materially from the forward-looking statements. You should not place undue reliance on forward-looking statements as a prediction of actual results. The Offeror expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Exhibit 99.1

Apollo Contacts:
For investor inquiries regarding Apollo, please contact:

Gary M. Stein
Head of Corporate Communications
Apollo Global Management, LLC
212-822-0467
gstein@apollolp.com

Noah Gunn
Investor Relations Manager
Apollo Global Management, LLC
212-822-0540
ngunn@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren
Rubenstein Associates, Inc. for Apollo Global Management, LLC
(212) 843-8590
czehren@rubenstein.com